Exhibit 99.1

For Immediate Release

For Further Information Contact:

Andrew Fisher at (202) 483-7000

Email: Afisher@unither.com

UNITED THERAPEUTICS REPORTS

SECOND QUARTER 2008 FINANCIAL RESULTS

•                                  Revenues of $68.6 Million, Increase of 32% Over Second Quarter 2007

•                                  EPS of $0.63 per Basic Share, Increase of 125% Over Second Quarter 2007

•                                  Earnings Before Non-Cash Charges of $1.36 per Basic Share, Increase of 56% Over Second Quarter 2007

Silver Spring, MD, July 31, 2008:  United Therapeutics Corporation (NASDAQ: UTHR) today announced its results of operations for the quarter ended June 30, 2008.

Total revenues for the second quarter of 2008 were $68.6 million, up 32.3% from $51.8 million for the second quarter of 2007.  Net income for the second quarter of 2008 was $14.3 million, or $0.63 per basic share, compared to $5.8 million, or $0.28 per basic share, for the second quarter of 2007.  Gross margins from sales were $60.6 million in the second quarter of 2008, compared to $45.8 million in the second quarter of 2007.  The increases in revenues and gross margins corresponded to the growth in sales of our lead product, Remodulin.  Earnings before non-cash charges, defined as net income before non-cash income taxes, depreciation, amortization, impairment charges and share-based compensation (stock option and share tracking award expense), were $30.7 million for the second quarter of 2008, up 70.3% from $18.0 million for the second quarter of 2007.

“It is gratifying that we are on track to grow our annual revenues in excess of 30% for the sixth consecutive year,” said Martine Rothblatt, Ph.D., United Therapeutics’ Chairman and Chief Executive Officer.  “I am also pleased that, after twelve years of operations, our accumulated deficit has been eliminated and we are now able to report accumulated earnings. These financial accomplishments reflect the decisions of hundreds of doctors and patients to use Remodulin and make it the leading form of prostacyclin therapy in the United States.”

Research and Development Expenses

The table below summarizes research and development expenses by major project and non-project components (dollars in thousands):

	Three Months Ended June 30,		Percentage
	2008	2007	Change
Project and non-project:
Cardiovascular	$11,890	$9,269	28.3%
Cancer	177	4,061	(95.6)%
Infectious disease	220	200	10.0%
Share-based compensation	3,313	2,981	11.1%
Other	3,541	1,459	142.7%
Total research and development expense	$19,141	$17,970	6.5%

The increase in cardiovascular expenses was primarily due to increased expenses related to our inhaled and oral treprostinil programs.

Selling, General and Administrative Expenses

The table below summarizes selling, general and administrative expenses by major category (dollars in thousands):

	Three Months Ended June 30,		Percentage
	2008	2007	Change
Category:
General and administrative	$9,444	$9,066	4.2%
Sales and marketing	9,316	5,708	63.2%
Share-based compensation	4,333	5,700	(24.0)%
Total selling, general and administrative expenses	$23,093	$20,474	12.8%

The increase in sales and marketing related expenses reflects increases in salary and related expenses and professional fees incurred in connection with new marketing campaigns and initiatives.

Earnings Before Non-Cash Charges

The following table provides a reconciliation of net income to earnings before non-cash charges for the three-month periods ending June 30, 2008 and 2007, respectively (in thousands, except per share data):

	Three Months Ended June 30,
	2008	2007

Net income, as reported	$14,331	$5,806
Add back:
Income tax expense	7,553	2,724
Depreciation and amortization	1,028	796
Impairment charges	152	—
Share-based compensation	7,661	8,714
Earnings before non-cash charges	$30,725	$18,040
Earnings before non-cash charges per share (1):
Basic	$1.36	$0.87
Diluted	$1.26	$0.82

(1)   Calculated by dividing earnings before non-cash charges by the weighted average shares outstanding, as reported below.

Conference Call

United Therapeutics will host a half-hour teleconference on Thursday, July 31, 2008, at 9:00 a.m. Eastern Time.  The teleconference is accessible by dialing 1-800-603-1777, with international callers dialing 1-706-679-8129.  A rebroadcast of the teleconference will be available for one week and can be accessed by dialing 1-800-642-1687, with international callers dialing 1-706-645-9291, and using conference code: 56186490.

This teleconference is also being webcast and can be accessed via United Therapeutics’ website at http://ir.unither.com/events.cfm.

About United Therapeutics

United Therapeutics is a biotechnology company focused on the development and commercialization of unique products to address the unmet medical needs of patients with chronic and life-threatening cardiovascular and infectious diseases and cancer.

Non-GAAP Financial Information

This press release contains a financial measure that does not comply with U.S. generally accepted accounting principals (GAAP). This measure supplements our financial results prepared in accordance with GAAP as reported below.

We use earnings before non-cash charges, a financial non-GAAP measure, internally for operating, budgeting and financial planning purposes and as a metric to determine the efficiency of our operations.  We believe our investors’ understanding of our performance is enhanced by disclosing this measure.  The presentation of this non-GAAP financial measure is not to be considered in isolation or as a substitute for our financial results prepared in accordance with GAAP.

Forward-looking Statements

Statements included in this press release that are not historical in nature are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include, among others, our expectations and intentions related to annual revenue growth and our ability to maintain our accumulated earnings.  These forward-looking statements are subject to certain risks and uncertainties, such as those described in our periodic reports filed with the Securities and Exchange Commission, that could cause actual results to differ materially from anticipated results.  Consequently, such forward-looking statements are qualified by the cautionary statements, cautionary language and risk factors set forth in our periodic reports and documents filed with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and current reports on Form 8-K.  We claim the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements.  We are providing this information as of July 31, 2008, and assume no obligation to update or revise the information contained in this press release whether as a result of new information, future events or any other reason.

Remodulin is a registered trademark of United Therapeutics Corporation. [uthr-g]

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UNITED THERAPEUTICS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
	(Unaudited)		(Unaudited)
Revenues:
Net product sales	$65,497	$49,381	$124,650	$87,788
Service sales	2,393	1,783	4,620	3,545
Distributor fees	666	667	1,333	667
Total revenues	68,556	51,831	130,603	92,000

Operating expenses:
Research and development	19,141	17,970	40,217	46,084
Selling, general and administrative	23,093	20,474	42,424	35,638
Cost of product sales	6,564	4,791	12,739	8,606
Cost of service sales	768	551	1,479	1,132
Total operating expenses	49,566	43,786	96,859	91,460
Income from operations	18,990	8,045	33,744	540

Other income (expense):
Interest income	2,804	1,938	6,412	5,983
Interest expense	—	(713)	—	(1,424)
Equity loss in affiliate	(43)	(79)	(156)	(193)
Other, net	817	(279)	525	(220)
Total other income, net	3,578	867	6,781	4,146
Income before income tax	22,568	8,912	40,525	4,686
Income tax expense	(8,237)	(3,106)	(14,792)	(1,661)

Net income	$14,331	$5,806	$25,733	$3,025

Net income per common share:
Basic	$0.63	$0.28	$1.15	$0.14
Diluted	$0.59	$0.26	$1.07	$0.14
Weighted average number of common shares outstanding:
Basic	22,600	20,837	22,467	21,069
Diluted	24,328	22,020	24,120	22,219

CONSOLIDATED BALANCE SHEET DATA

As of June 30, 2008

(Unaudited, in thousands)

Cash, cash equivalents and marketable investments (excluding restricted amounts of $45,037)	$342,741
Total assets	$679,818
Total liabilities & common stock subject to repurchase	$316,411
Total stockholders’ equity	$363,407